                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             RF MICRO DEVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                             RF MICRO DEVICES, INC.
                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 24, 2001


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS:

         We hereby give notice that the Annual Meeting of Shareholders of RF Micro Devices, Inc. (the Company) will be held on Tuesday, July 24, 2001 at 10:00 a.m. local time, at The Greensboro-High Point Marriott, One Marriott Drive, Greensboro, North Carolina, for the following purposes:

         (1) To elect five directors for one-year terms and until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting.

         Under North Carolina law, only shareholders of record at the close of business on the record date, which is June 7, 2001, are entitled to notice of and to vote at the annual meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

         A copy of our 2001 Annual Report containing our financial statements for the fiscal year ended March 31, 2001 is enclosed.


                                    By Order of the Board of Directors


                                    /s/ Powell T. Seymour

                                    Powell T. Seymour
                                    Secretary

June 19, 2001


         Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and mail it promptly. If you attend the meeting, you may revoke your proxy and vote your shares in person. A postage-paid, return-addressed envelope is enclosed.

                             RF MICRO DEVICES, INC.
                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421

PROXY STATEMENT

SOLICITATION OF PROXIES

         The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held July 24, 2001, at 10:00 a.m. local time at The Greensboro-High Point Marriott, One Marriott Drive, Greensboro, North Carolina, and any adjournment thereof, is solicited on behalf of the Board of Directors of RF Micro Devices, Inc. (the Company). The approximate date that we are first sending these proxy materials to shareholders is June 19, 2001. This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by our officers or employees. We will pay all expenses incurred in this solicitation. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

         The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked by the shareholder at any time before it is exercised by filing with our corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person. All shares of the Company's common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of electing the five nominees for directors named herein (or their substitutes) for one-year terms expiring in 2002.

         The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions and shares that are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

         In accordance with the laws of North Carolina, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. Abstentions, shares which are withheld as to voting with respect to nominees for director and shares held of record by a broker, as nominee, that are not voted with respect to this proposal will not be counted as a vote in favor of or against the proposal and, therefore, will have no effect on the proposal to elect the nominees for directors.

VOTING SECURITIES OUTSTANDING

         In accordance with North Carolina law, June 7, 2001 has been fixed as the record date for determining holders of common stock entitled to notice of and to vote at the meeting. Each share of our common stock issued and outstanding on June 7, 2001 is entitled to one vote on all proposals at the meeting, except that shares we hold in a fiduciary capacity may be voted only in accordance with the instruments creating the fiduciary capacity. Holders of shares of common stock vote together as a voting group on all proposals. At the close of business on June 7, 2001, there were 164,766,091 shares of our common stock outstanding and entitled to vote.

         Where appropriate, we have adjusted references in this proxy statement to prices and share numbers of our common stock to reflect three 2-for-1 stock splits, each effected in the form of a 100% share dividend. The first was payable on March 31, 1999 to record holders of common stock on March 17, 1999; the second was payable on August 18, 1999 to record holders on August 2, 1999; and the third was payable on August 25, 2000 to record holders on August 8, 2000.

NOMINEES FOR ELECTION OF DIRECTORS

         Under our bylaws, the Board of Directors consists of seven to nine members, as determined by the Board or the shareholders from time to time. The Board has determined that the number of directors within the range shall be seven, as to which there are currently two vacancies caused by the resignations of two of our directors, one in 1999 and one in 2000. Currently, replacements have not been found to fill these vacancies. Assuming the election of the remaining nominees for director named in the proxy statement, there will be two vacancies that the Board intends to fill, pursuant to our bylaws, following identification of qualified nominees. Proxies may not be voted for a greater number of persons than the number of nominees named. Directors are elected annually to serve for one-year terms and until their successors are duly elected and qualified. There are no family relationships among any of our directors or officers. All nominees presently serve as directors. We intend that the proxyholders named in the accompanying form of proxy will vote to elect the five nominees listed below as directors, unless the authority to vote is withheld. Although we expect that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by management or to reduce the number of directors to be elected at the meeting by the number of vacancies in the slate of nominees.

         The names of the nominees for election to the Board, their principal occupations and certain other information follows:

         DAVID A. NORBURY                  AGE 50            DIRECTOR SINCE 1992

         Mr. Norbury has been President and Chief Executive Officer and a Director of the Company since September 1992. Mr. Norbury served as President and Chief Executive Officer of Polylythics, Inc., a developer of semiconductor technology based in Santa Clara, California, from August 1989 to March 1991. He is also a Director of Telaxis Communications Corporation, a publicly traded manufacturer of broadband wireless equipment for network access applications.

         WILLIAM J. PRATT                  AGE 58            DIRECTOR SINCE 1991

         Mr. Pratt, a founder of the Company, served as President from February 1991 to September 1992 and was named Chairman and Chief Technical Officer in September 1992. He has also been a Director of the Company since its inception. Prior to such time, Mr. Pratt was employed for 13 years with Analog Devices, Inc., an integrated circuit manufacturer, as Engineering Manager and General Manager.

         DR. ALBERT E. PALADINO            AGE 68            DIRECTOR SINCE 1992

         Dr. Paladino is Chairman of Telaxis Communications Corporation. Dr. Paladino is also a member of the Board of Directors of TranSwitch Corporation, a publicly traded developer of highly integrated digital and mixed signal semiconductor solutions for the telecommunications and data communications markets, and Helioss Corporation, a developer of high capacity millimeter wave communications equipment. He was a general partner of Advanced Technology Ventures, a venture capital firm, from 1981 through 1998. Prior to joining Advanced Technology Ventures, he held senior positions with Raytheon Company, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment.

         ERIK H. VAN DER KAAY              AGE 61            DIRECTOR SINCE 1996

         Mr. van der Kaay has been Chairman of the Board of Datum, Inc., a publicly traded synchronization products company based in Irvine, California, since January 2000 and President and Chief Executive Officer since April 1998. He is also a Director of Datum, Inc. and TranSwitch Corporation. Mr. van der Kaay was employed with Allen Telecom, a telecommunications company based in Beachwood, Ohio, from June 1990 to March 1998, and last served as its Executive Vice President.


         WALTER H. WILKINSON, JR.          AGE 55            DIRECTOR SINCE 1992

         Mr. Wilkinson is the founder and a general partner of Kitty Hawk Capital, Inc., a venture capital firm based in Charlotte, North Carolina, established in 1980.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors has two standing committees, a Compensation Committee and an Audit Committee. The Compensation Committee, upon delegation of authority by the Board of Directors, has the authority to (a) establish and implement the cash and non-cash compensation of each officer, salaried employee and agent of or consultant to the Company (subject to any employment or other agreement such officer, employee, agent or consultant may have) on an annual, semi-annual or other periodic basis; and (b) implement and monitor any personnel policy, collective bargaining agreement, health or dental insurance plan, retirement plan, profit sharing plan, deferred compensation plan, stock option or other stock-based benefit plan, bonus plan, incentive plans or any other employee benefit plan or agreement that we provide to our employees, officers, directors or consultants. The members of the Compensation Committee are Messrs. van der Kaay, Paladino and Wilkinson, none of whom is an employee of the Company.

         The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and performance of our external auditors. The members of the Audit Committee are Messrs. van der Kaay, Paladino and Wilkinson, none of whom is an employee of the Company. See "Report of the Audit Committee" section.

         All directors attended at least 75% of the Board meetings and assigned committee meetings during the fiscal year ended March 31, 2001. The Board held five meetings during the year, the Compensation Committee held eleven meetings, and the Audit Committee held four meetings.

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company is eligible to receive $12,000 per year for service as a member of the Board, plus $1,000 per Board meeting attended, and $2,000 per year for service on each committee of the Board on which he or she serves. In addition, all directors are reimbursed for expenses incurred in their capacity as directors. Other than the reimbursement of expenses, directors who are employees of the Company do not receive compensation for Board service.

         Under our Non-Employee Directors' Option Plan, as amended, and restated effective March 27, 2001 to reflect the effect of stock splits, each non-employee director who is first elected or appointed to the Board after that date is eligible to receive an option to purchase 20,000 shares of our common stock at the market price of the stock at the time of grant. Commencing with the 2001 annual meeting, each participating non-employee director who is reelected will receive an annual option grant for 20,000 shares of common stock at the market price at the time of grant. Awards granted under the plan generally vest in three installments over two years. Prior to the 2001 annual meeting of shareholders, each participating non-employee director received an annual option grant for 10,000 shares of common stock at the market price at the time of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of common stock as of June 7, 2001 by (a) each person known by us to own beneficially five percent or more of our outstanding shares of common stock, (b) each director and nominee for director, (c) the Named Executives (as defined in "Summary Compensation Table" section), and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of June 7, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.

                                                       Beneficial Ownership
                                                       --------------------
               Name of                              Number of          Percent
          Beneficial Owner                            Shares           of Class
          ----------------                            ------           --------
TRW Inc. (1) ..................................     23,501,896          14.26%

William J. Pratt (2) ..........................      1,723,812           1.04%

David A. Norbury (3) ..........................        882,834              *

Jerry D. Neal (4) .............................        630,678              *

Walter H. Wilkinson, Jr. (5) ..................        352,592              *

Arthur E. Geissberger (6) .....................        262,498              *

Dr. Albert E. Paladino (7) ....................        193,335              *

Erik H. van der Kaay (8) ......................        188,000              *

Robert A. Bruggeworth (9) .....................          4,652              *

Directors and executive officers as a group (12
persons) (10)..................................      5,338,541           3.20%

--------------

* Indicates less than one percent

(1) TRW's address is 1900 Richmond Road, Cleveland, Ohio 44124. Includes 4,000,000 shares as to which TRW has sole voting power and shared dispositive power.

(2) Includes (a) 438,419 shares of common stock issuable upon the exercise of stock options, (b) 80,000 shares held by the William John Pratt 2001 Grantor Retained Annuity Trust, as to which Mr. Pratt shares voting and dispositive power and (c) 52,000 shares held by Mr. Pratt's spouse.

(3) Includes 268,608 shares of common stock issuable upon the exercise of stock options.

(4) Includes 472,996 shares of common stock issuable upon the exercise of stock options.

(5) Includes 200,000 shares of common stock issuable upon the exercise of stock options.

(6) Includes 255,986 shares of common stock issuable upon the exercise of stock options.

(7) Includes 53,335 shares of common stock issuable upon the exercise of stock options.

(8) Includes 140,000 shares of common stock issuable upon the exercise of stock options.

(9) Includes 4,652 shares of common stock issuable upon the exercise of stock options.

(10) Includes 2,148,920 shares of common stock issuable upon the exercise of stock options.

EXECUTIVE OFFICERS

         Our current executive officers are as follows:

 Name                        Age      Position
 ----                        ---      --------

David A. Norbury..........    50      President, Chief Executive Officer and
                                      Director

William J. Pratt..........    58      Chairman of the Board, Chief Technical
                                      Officer and Director

Powell T. Seymour.........    58      Vice President of Operations and Secretary

Jerry D. Neal.............    56      Executive Vice President of Sales, Marketing
                                      and Strategic Development

William A. Priddy, Jr.....    40      Chief Financial Officer and Vice President of
                                      Administration

Arthur E. Geissberger.....    48      Vice President of Wafer Fabrication Operations

Gary J. Grant.............    45      Vice President of Quality Assurance

Robert A. Bruggeworth.....    40      Vice President of Wireless Products

J. Forrest Moore..........    53      Chief Information Officer and Vice President
                                      of Information Technology


         Set forth below is certain information with respect to our executive officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between any of our executive officers or directors. Information regarding Messrs. Norbury and Pratt is included in the director profiles above.

         POWELL T. SEYMOUR, a founder of the Company, has been Vice President of Operations and Secretary since the Company's inception in February 1991. Prior to such time, Mr. Seymour was employed for 11 years with Analog Devices, Inc. as Manufacturing Engineer and Manufacturing Engineer Manager. Mr. Seymour served as a Director from February 1992 to July 1993.

         JERRY D. NEAL, a founder of the Company, served as Vice President of Sales and Marketing from May 1991 to January 2000, when he became Executive Vice President of Sales, Marketing and Strategic Development. Prior to joining the Company, Mr. Neal was employed for 10 years with Analog Devices, Inc. as Marketing Engineer, Marketing Manager and Business Development Manager. Mr. Neal served as a Director from February 1992 to July 1993.

         WILLIAM A. PRIDDY, JR. became Chief Financial Officer and Vice President of Administration in July 1997. He was Controller from December 1991 to December 1993, Treasurer from December 1993 to May 1999, and Vice President of Finance from December 1994 to July 1997. Prior to joining the Company, Mr. Priddy was employed for 5 years with Analog Devices, Inc. as Financial Analyst, Marketing Analyst and Marketing Services Manager.

         ARTHUR E. GEISSBERGER has been Vice President of Wafer Fabrication Operations since July 1996. From February 1991 to July 1996, Dr. Geissberger was employed with Alpha Industries, Inc., a manufacturer of microwave and millimeter-wave frequency components and subsystems based in Methuen, Massachusetts, as GaAs Wafer Fabrication Manager and Manager of Foundry Operations.

         GARY J. GRANT has served as Vice President of Quality Assurance since November 1998. From April 1995 to November 1998, Mr. Grant was employed with ST Microelectronics, Inc., a broad-ranged manufacturer of integrated circuits, as Director of Quality and Facilities. From July 1980 to April 1994, Mr. Grant was employed with Texas Instruments Inc. as Fab Process Engineer, Product Engineering Manager and Total Quality Manager.

         ROBERT A. BRUGGEWORTH has been Vice President of Wireless Products since September 1999. Mr. Bruggeworth was employed at Tyco Electronics/AMP Inc., a supplier of electrical and electronic connection devices, from July 1983 to June 1999. He held a number of manufacturing and engineering management positions from July 1983 to July of 1995. From July 1995 to June 1999, Mr. Bruggeworth served first as Vice President of Asia Pacific Operations and then as Vice President of Global Computer and Consumer Electronics based in Hong Kong, China. Mr. Bruggeworth is a member of the Board of Directors of LightPath Technologies, Inc. a publicly traded, manufacturer of families of high performance fiber-optic components for the telecommunications industry.

         J. FORREST MOORE became Chief Information Officer and Vice President of Information Technology in June 2000. He was the Director of Information Technology from February 1997 to June 2000. Mr. Moore was employed with IBM as Project Manager from July 1996 to February 1997.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The objectives of the Compensation Committee are to enhance the Company's ability to recruit and retain qualified management, to motivate executives to achieve established performance goals and to ensure an element of congruity between the financial interests of the Company's management and its shareholders.

         The Compensation Committee considers the following factors in setting the compensation of the Chief Executive Officer and the other executive officers of the Company:

    - The overall performance of the Company during the fiscal year in question;

    - Individual performance appraisals of the executive officers and their contributions toward the Company's performance goals and other objectives as established by the Board of Directors and the Compensation Committee;

    -    The compensation packages for executives at other publicly held
         U.S. manufacturers of integrated circuits with similar ranks and levels of responsibility; and

    -    The overall compensation level of all employees of the Company.

         Compensation arrangements adopted by the Compensation Committee include up to four components: (a) a base salary; (b) grant of equity incentives in the form of stock options, restricted stock and other stock-based awards; (c) a discretionary cash bonus program pursuant to which bonuses may be awarded to executive officers from time to time in amounts based both on objective criteria established by the Compensation Committee, such as attainment of revenue, profit and gross margin goals, and on the Compensation Committee's subjective evaluation of such executive officers' contributions to the Company; and (d) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the Company's 401(k) plan. Also during fiscal 2001, the Company entered into change in control agreements with certain senior officers of the Company, including each of the Named Executives. See "Key Employee Retention" section.

         The Chief Executive Officer's salary, bonus and equity incentive awards are established by the Compensation Committee. Recommendations regarding the base salary, bonuses and stock option or other awards of the Company's executive officers, other than Mr. Norbury, are made to the Compensation Committee by Mr. Norbury and are subject to its approval. The amount of bonuses and stock option or other awards, if any, for which an executive officer, including the Chief Executive Officer, may be eligible to receive are based on the attainment of specified corporate performance factors. The relevant corporate performance factors for the last fiscal year included revenues, gross margin percentages, earnings per share, net bookings and module production. The objective criteria for payment of cash bonuses during fiscal 2001 were not met, and no bonuses were awarded.

         During fiscal 2001, Mr. Norbury earned a base salary of $297,115, which represents a 23% increase over his base salary during the preceding fiscal year. At this level, Mr. Norbury's base salary is approximately 5.7 times the average Company employee's salary. Mr. Norbury was awarded stock options to purchase 93,040 shares of common stock at an exercise price of $49.75 per share on May 3, 2000 and 22,500 shares of restricted stock on October 19, 2000. These options and shares of restricted stock vest over a period of five years, subject to Mr. Norbury's continued employment with the Company. The Compensation Committee feels that the adjustment in Mr. Norbury's base salary for fiscal 2001 was justified by the continued positive results then being achieved by the Company--particularly its steady growth in revenues and profitability--and by other significant developments then occurring, including the rapid progress in the ramping up of production from the Company's first wafer fabrication facility and the completion of a second facility. The Compensation Committee believes, based on its review of publicly available information concerning the Company's competitors, that Mr. Norbury's compensation is well within the range of compensation provided to executives of similar rank and responsibility. The Committee believes that competition for qualified executives in the integrated circuit industry is extremely strong, and that to attract and retain such persons the Company must maintain an overall compensation package similar to those offered by its peer companies.

         The Compensation Committee believes that substantial equity ownership encourages management to take action favorable to shareholders of the Company. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of the Named Executives and other executive officers. During fiscal 2001, the Company granted equity-based awards in the form of stock option and restricted stock awards to approximately 1,100 employees, including the Named Executives. The Company also encourages its employees to commit a portion of their base salary to the purchase of the Company's common stock through the Employee Stock Purchase Plan.

         In general, compensation in excess of $1.0 million to any of the Named Executives may be subject to limitations on deductibility by the Company under
Section 162(m) of the Internal Revenue Code of 1986, as amended. The limits on deduction do not apply to performance-based compensation that satisfies certain requirements. The Compensation Committee has not adopted any policies with respect to Section 162(m), although the 1999 Stock Incentive Plan, which was adopted by shareholders at the 1999 annual meeting, is structured to comply with
Section 162(m) to the extent practicable.

         This report has been prepared by members of the Compensation Committee. Members of this committee are:


Walter H. Wilkinson, Jr. (Chairman)
Erik H. van der Kaay
Dr. Albert E. Paladino

SUMMARY COMPENSATION TABLE

         The following table presents information relating to total compensation during fiscal years 2001, 2000 and 1999, of the Chief Executive Officer and our four next most highly compensated executive officers (the Named Executives).

                                                                        LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION                 AWARDS
                                            -------------------         ----------------------
                                                                       RESTRICTED       SECURITIES        ALL OTHER
          NAME AND               YEAR                                     STOCK         UNDERLYING       COMPENSATION
     PRINCIPAL POSITIONS         (1)     SALARY ($)   BONUS ($)(2)    AWARDS ($)(3)     OPTIONS (#)         ($)(4)
     -------------------         ---     ----------   ------------    -------------   --------------   -----------
David A. Norbury                 2001      297,115          0            320,625           93,040           5,949
   President and Chief           2000      241,923       250,000         603,394          100,000           5,190
   Executive Officer             1999      211,923       220,000            0             450,000           5,190

William J. Pratt                 2001      258,674          0            213,750           83,736             0
   Chairman and Chief            2000      213,269       220,000            0              90,000             0
   Technical Officer             1999      188,403       195,000            0             405,000             0

Jerry D. Neal                    2001      246,634          0            249,375           74,432           4,997
   Executive Vice                2000      196,038       218,000         521,670           80,000           4,568
   President of Sales,           1999      168,592       175,000            0             372,000           4,452
   Marketing and Strategic
   Development

Arthur E. Geissberger            2001      227,015          0            320,625           74,432           4,959
   Vice President of Wafer       2000      191,808       198,000         441,528           80,000           4,446
   Fabrication Operations        1999      168,370       175,000            0             422,000           4,460

Robert A. Bruggeworth(5)         2001      219,808          0            427,500           73,260           5,495
   Vice President of             2000       95,000       98,800             0             130,000           1,096
   Wireless Products             1999         0             0               0                0                0


---------------

(1) The Company uses a 52-week or 53-week fiscal year ending on the Saturday closest to March 31 in each year. Each of the 1999 and 2000 fiscal years was a 52-week year and the 2001 fiscal year was a 53-week year. For purposes of this proxy statement, each fiscal year is described as ending on March 31.

(2) The Compensation Committee has implemented a discretionary bonus program pursuant to which bonuses may be awarded to our executive officers from time to time in amounts reflecting the Compensation Committee's evaluation of the executive officers' contributions. See "Report of the Compensation Committee" section.

(3) The value shown is the number of restricted shares times the closing market price of the common stock on the day of grant. The restricted shares generally vest over a period of five years. At fiscal year-end, the total number and value (based on the closing market price of the common stock on the last trading day of the fiscal year) of restricted shares held by the Named Executives was: Mr. Norbury, 46,533 shares worth $543,878; Mr. Pratt, 15,000 shares worth $175,320; Mr. Neal, 38,278 shares worth $447,393; Dr. Geissberger, 40,086 shares worth $468,525; and Mr. Bruggeworth, 30,000 shares worth $350,640. The values given do not reflect the fact that the shares are restricted. Any dividends paid on the common stock would not be paid on the restricted shares.

(4) Reflects amounts contributed by the Company during the fiscal year to the accounts of the Named Executives under the Company's 401(k) plan.

(5) Mr. Bruggeworth became an employee of the Company on September 20, 1999.

Stock Options

         The following table provides information concerning options for the common stock exercised by each of the Named Executives during fiscal year 2001, and the value of options held by each at the end of the fiscal year.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values



                                                        NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                              SHARES        VALUED         AT FISCAL YEAR-END( #)        AT FISCAL YEAR-END ($)(2)
                            ACQUIRED ON    REALIZED    ----------------------------   -----------------------------
NAME                        EXERCISE (#)    ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        -----------     ------     -----------    -------------    -----------    -------------
David A. Norbury                 0             0         609,820         503,040         6,026,033       3,475,985

William J. Pratt              343,552      7,162,722     494,672         460,736         5,257,538       3,215,390

Jerry D. Neal                 266,242     11,588,156     431,710         393,632         4,207,931       2,678,671

Arthur E. Geissberger         88,000       3,494,200     220,400         447,632         1,997,241       3,267,179

Robert A. Bruggeworth            0             0          26,000         177,260             0               0

---------------

(1) Value represents the difference between the option price and the market value of the common stock on the date of exercise.

(2) Value represents the difference between the option price and the market value of the common stock at fiscal year-end.

         The following table sets forth for each of the Named Executives certain information concerning stock options granted during fiscal year 2001.

                        Option Grants in Last Fiscal Year


                                                INDIVIDUAL GRANTS
                            --------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF        % OF TOTAL                                ASSUMED ANNUAL RATES OF STOCK
                             SECURITIES          OPTIONS                                    PRICE APPRECIATION FOR
                             UNDERLYING        GRANTED TO      EXERCISE                         OPTION TERM (1)
                               OPTIONS         EMPLOYEES       OR BASE                  -------------------------------
                               GRANTED         IN FISCAL        PRICE     EXPIRATION
NAME                           (#)(2)            YEAR          ($/SH)        DATE            5% ($)        10% ($)
----                           ------            ----           -----       ------          ---------     ---------
David A. Norbury               93,040            1.99           49.75       5/3/10          2,910,990     7,377,019

William J. Pratt               83,736            1.79           49.75       5/3/10          2,619,891     6,639,318

Jerry D. Neal                  74,432            1.59           49.75       5/3/10          2,328,792     5,901,616

Arthur E. Geissberger          74,432            1.59           49.75       5/3/10          2,328,792     5,901,616

Robert A. Bruggeworth          50,000            1.07           14.25      10/19/10           677,191     1,500,351

                               23,260            0.50           49.75       5/3/10            727,747     1,844,255

---------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent our estimate or projection of the future common stock price.

(2) These options have an exercise price equal to the fair market value of the common stock at the time of grant and vest and become exercisable in five equal installments on the first five anniversaries of the date of grant.

EMPLOYEE BENEFIT PLANS

         1999 Stock Incentive Plan. The 1999 Stock Incentive Plan, which the Company's shareholders approved at the 1999 annual meeting of shareholders, provides for the issuance of a maximum of 16,000,000 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards that may be granted under the plan include incentive stock options and nonqualified stock options, stock appreciation rights, and restricted stock awards and restricted units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting the Company's capitalization. No awards may be granted under the plan after June 30, 2009.

         The plan is administered by the Compensation Committee upon delegation from the Board of Directors. Under the terms of the plan, the committee has full and final authority to take any action with respect to the plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award.

         1997 Key Employees' Stock Option Plan. Our 1997 Key Employees' Stock Option Plan provides for the grant of options to purchase common stock to key employees and independent contractors in our service. This plan permits the granting of both incentive options and nonqualified options. The aggregate number of shares of common stock that may be issued pursuant to options granted under the plan may not exceed 10,400,000 shares (as adjusted to reflect stock splits), subject to adjustment upon certain events affecting our capitalization. This plan is similarly administered by the Compensation Committee.

         As of March 31, 2001, we had granted options to employees, including the Named Executives, for 26,637,751 shares of common stock under these two plans and a predecessor plan, of which options for 8,557,482 shares have been exercised and options for 806,613 shares have been forfeited. The exercise prices for outstanding options granted under the plans range from $.0344 to $87.50 per share, with a weighted average of $14.15 per share. The Company also has granted a total of 957,628 shares of restricted stock under the 1999 plan.

         Employee Stock Purchase Plan. Our Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. This plan is intended to encourage stock ownership through means of payroll deductions. All of our regular full-time employees (including officers) and all other employees (except for certain part-time and seasonal employees) are eligible to participate after being employed for three months. Directors who are not employees are not eligible to participate. An aggregate of 4,000,000 shares of common stock (as adjusted to reflect stock splits) has been reserved for offering under the stock purchase plan, subject to anti-dilution adjustments in the event of certain changes in our capital structure.

         We make no cash contributions to the stock purchase plan, but bear the expenses of its administration. The plan is administered by the Compensation Committee, which has authority to establish the number and duration of the purchase periods during the term of the plan, and to interpret the terms of the plan.

         Retirement Plan. Each employee is eligible to participate in our qualified 401(k) plan after three months of service. An employee may invest a maximum of 15% of pretax earnings in the plan. Employer contributions to the plan are made at the discretion of management and the Board of Directors. An employee is fully vested in the employer contribution portion of the plan after completion of five continuous years of service. We made contributions to the plan of approximately $922,000 during the fiscal year ended March 31, 2001.

KEY EMPLOYEE RETENTION

         The Company has entered into change in control agreements with certain senior officers of the Company, including the Named Executives. The terms and conditions of the change in control agreements are substantially the same, except for certain differences in Mr. Norbury's and Mr. Priddy's agreements which are described below. Each change in control agreement will continue in effect until the earliest of (a) the end of three years after the effective date of the agreement if no change in control has occurred, subject to automatic renewal for additional one-year periods unless the Company gives notice to the Named Executive that it does not wish to extend the agreement; (b) the termination of the Named Executive's employment with the Company for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by the Company and the Named Executive of all obligations under the change in control agreement.

         Under the terms of each change in control agreement, if a change in control of the Company occurs while the Named Executive is an employee of the Company, and a qualifying termination of his employment with the Company occurs within the two-year period following the change in control, then the Named Employee is entitled to certain compensation payments and benefits. A "qualifying termination" means the Company's termination of the Named Executive's employment for a reason other than death, disability, retirement or cause, or the Named Executive's termination of his employment for "good reason" (which includes a material reduction in duties and responsibilities or salary, the failure of the Company to continue certain benefits and relocation). A "change in control" is deemed to have taken place upon the occurrence of certain events, including the acquisition by a person or entity of 51% or more of the outstanding common stock of the Company, the merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation, the sale of all or substantially all of the assets of the Company or a change in a majority of the Board of Directors of the Company within a 12-month period.

         The change in control agreements for Mr. Norbury and Mr. Priddy provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the two years following the termination equal to the sum of (a) two times the highest annual rate of base salary during the 12-month period before termination plus (b) two times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. The change in control agreements for the other Named Executives provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the one-year period following the termination equal to the sum of (a) one times the highest annual rate of base salary during the 12-month period before termination plus (b) one times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. All of the change in control agreements also provide that, in the event of a qualifying termination after a change in control, the Named Executive will receive a lump-sum cash amount equal to accrued salary and bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay.

         In addition, the agreements provide that upon a qualifying termination after a change in control, all Company stock options, stock appreciation rights or similar stock-based awards held by the Named Executive will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by the Company, will be removed and such awards will be fully vested. The Named Executives will also receive "gross-up payments" equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under a change in control agreement are deemed excess parachute payments for federal income tax purposes. The change in control agreements also provide that the Company will continue to provide for one year (or two years for Mr. Norbury and Mr. Priddy) the same level of medical, dental, vision, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed prior to termination and will provide the Named Executive with one additional year (or two additional years for Mr. Norbury and Mr. Priddy) of service credit under all non-qualified retirement plans and excess benefits plans in which the Named Executive participated at termination.

         The change in control agreements also provides that the Named Executives are subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the Named Executive fails to comply with any of these provisions, he will not be entitled to receive any payment or benefits under the agreement.

PERFORMANCE GRAPH

         The graph set forth below compares, for the period beginning immediately after our initial public offering on June 3, 1997, the "cumulative total return" to our shareholders as compared with the return of The Nasdaq Stock Market Index (U.S. Companies) (the Nasdaq Market Index) and the Nasdaq Electronic Components Index (the Electronic Components Index), our industry index. The graph was prepared using information provided by the Center for Research Studies in Securities Prices at the University of Chicago. "Cumulative total return" has been computed assuming an investment of $100 at the beginning of the period indicated in our common stock and the stock of the companies included in the Nasdaq Market Index and the Electronic Components Index, and assuming the reinvestment of dividends.

                                    (CHART)




CRSP Total Returns Index for:      6/3/97   3/27/98  3/26/99  3/24/00  3/30/01
--------------------------------------------------------------------------------
RF Micro Devices, Inc.              100.0     94.7    546.9    4186.1    610.6
Nasdaq Stock Market (US Companies)  100.0    132.7    177.4     363.8    134.4
Nasdaq Electronic Components Stocks 100.0    106.5    149.0     471.9    139.0
SIC 3670-3679 US & Foreign

         The stock price performance graph depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance depicted in the graph is not necessarily an indicator of future price performance.

INDEPENDENT AUDITORS

         Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended March 31, 2001. The Company's independent auditors are selected annually by the Board of Directors upon recommendation of the Audit Committee. The Board is still in the process of selecting independent auditors for the fiscal year ending March 31, 2002.

         A representative from Ernst & Young is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to respond to the appropriate questions.

         Audit Fees

         Aggregate fees billed the Company during fiscal 2001 by Ernst & Young for services rendered are set forth in the following table:

Type of Service                                                     Amount of Fee
---------------                                                     -------------
Audit Fees........................................................    $170,291
Financial Information Systems Design and Implementation Fees......    $      0
Audit Related Services............................................    $153,509
Non-audit Services................................................    $322,065

         The Audit Committee has considered whether the provision of the non-audit services performed by Ernst & Young in fiscal year 2001 is compatible with maintaining the independence of the auditors. Audit related services generally include fees for pension audits, accounting consultations and SEC registration statements. During fiscal year 2001, Ernst & Young did not utilize any leased personnel in connection with the audit.

REPORT OF THE AUDIT COMMITTEE

         The Board of Directors has adopted an Audit Committee charter, a copy of which is attached to this proxy statement as Appendix A. Under the charter, the Audit Committee has the authority to (a) review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, changes in principles and practices and judgments made, as well as the adequacy of internal controls; (b) review and concur in the appointment, replacement, reassignment or dismissal of the person, if any, responsible for directing our internal auditing; (c) review with management and the independent auditor our quarterly financial statements prior to the filing of each Form 10-Q; (d) meet periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures and to determine the adequacy of financial reserves;
(e) recommend to the Board the appointment of the independent auditor, approve the fees to be paid and evaluate its performance; (f) receive periodic reports from the independent auditor regarding the auditor's independence consistent with applicable standards and discuss such reports with the auditor and the full Board; (g) meet with the independent auditor prior to the audit to review the planning, staffing and coverage of the audit, including discussions of the matters required to be discussed by appropriate SEC accounting and auditing standards; (h) review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter; (i) review and advise the Board with respect to the policies and procedures regarding compliance with applicable laws and regulations; (j) review with our outside counsel legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies; and (k) meet at least annually with the chief financial officer and the independent auditor in separate executive sessions. Each member of the Audit Committee is considered independent under applicable regulatory standards.

         In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management and the independent auditors, and has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

         The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors that firm's independence. The Audit Committee has also received confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation and has considered whether the provision of these services and other non-audit services by the independent auditors to the Company is compatible with maintaining the independence of the auditors.

         Based upon the reports by, and discussions with, management and the independent auditors and the Audit Committee's review of the representations of management and the Report of the Independent Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001, to be filed with the SEC.

         This report has been prepared by members of the Audit Committee. Members of this committee are:

Walter H. Wilkinson, Jr. (Chairman)
Dr. Albert E. Paladino
Erik H. van der Kaay

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, our directors, officers and beneficial owners of more than 10% of the common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established and we are required to report in this proxy statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to our knowledge, all of these filing requirements were satisfied by our directors, officers and principal shareholders, except that Mr. Pratt filed a late report with respect to the exercise of three stock options in August 2000, and TRW Inc. filed a late report with respect to the exercise of a warrant in January 2001.

CERTAIN TRANSACTIONS

         On June 6, 1996, we initiated a strategic alliance with TRW and entered into agreements pursuant to which we issued to TRW (a) 826,446 shares of Class C Preferred Stock in exchange for $5,000,000 in cash (these shares converted on an eight-for-one basis into common stock upon the closing of our initial public offering in June 1997); (b) 21,471,440 shares of common stock in exchange for the license agreement described below; (c) a convertible note in the maximum principal amount of $10,000,000, which has been converted into 8,888,888 shares of common stock; and (d) a warrant for the purchase of up to 8,000,000 shares of common stock at $1.25 per share, which has been exercised. We also entered into a supply agreement under which we purchased from TRW certain minimum quantities of GaAs HBT wafers and GaAs epitaxial wafers during the years 1996 to 2000. In addition, TRW has agreed to refrain from taking certain actions regarding control of the Company during the five years following our initial public offering, or through June 2002. Also, TRW has registration rights with respect to the shares of stock described above.

         On November 15, 1999, we expanded our June 1996 license agreement with TRW to broaden the range of products covered by the arrangement. In consideration for this expanded license, we granted TRW two additional warrants for the purchase of shares of our common stock, described below. TRW also agreed to maintain ownership of at least 15,882,322 shares of RFMD common stock (10% of the shares then outstanding) until at least May 1, 2001.

         License Agreement. Under the June 1996 license agreement, TRW granted us fully paid up, royalty-free worldwide licenses with respect to certain of TRW's existing and future GaAs HBT patent rights and MBE process patent rights, in each case with accompanying know-how and technical information, to design, develop and manufacture certain of our existing products and any product with an emitter with a width of one to three microns, in either case provided the products are for commercial wireless communication applications and operate on signals having a frequency of less than 10 GHz. The license with respect to the GaAs HBT patent rights was effective immediately, and the MBE patent right license became effective on June 15, 1998, which was the date that our GaAs HBT wafer fabrication facility became operational. Both licenses are exclusive as to all persons including TRW, except that TRW has reserved the right to provide to customers on an ongoing basis certain specified foundry services.

         In this license agreement, TRW also granted us certain non-exclusive licenses and agreed to provide us with certain technical assistance in connection with the design, construction and operation of our GaAs HBT wafer fabrication facility. The license agreement provides that TRW will offer to us, on the same terms as are offered to third parties, certain non-GaAs HBT process technologies that it develops in the future for a period of ten years following June 15, 1998. We have agreed to share with TRW any modifications or improvements and to grant TRW a non-exclusive, royalty-free license to use such modifications or improvements outside our field of use.

         The November 1999 expansion of the license agreement permits us to use TRW's GaAs HBT technology also to manufacture products for commercial coaxial and other non-fiber wire applications.

         1999 Warrants. Of the warrants we issued to TRW in November 1999, the first was for 500,000 shares of common stock at an exercise price of $20.00 per share. The warrant became exercisable on December 31, 2000 and was exercised in full on January 3, 2001. The second warrant is for 1,000,000 shares of common stock at an exercise price of $20.00 per share, is exercisable after December 31, 2000 and expires on December 31, 2001; however, it may not be exercised unless we achieve certain annualized sales milestones, and it will become null and void if we fail to achieve these milestones. The value of these warrants has been estimated to be $10.0 million, which represents the cost of our right to use TRW's technology for these new applications.

         Standstill Agreement. TRW has agreed with us and with the holders of preferred stock that we issued before our initial public offering that, before June 6, 2002 (the fifth anniversary of the closing of our initial public offering), it will not, and will cause its affiliates not to:

    - acquire, offer to acquire or agree to acquire, directly or indirectly, any voting securities or rights or options to acquire any of our assets or voting securities in excess of the lesser of (a) 40% of our equity securities or (b) the actual maximum percentage of our equity securities owned by TRW, calculated on a fully diluted basis;

    - make any public announcement with respect to, or submit any proposal for, any extraordinary transaction involving the Company or its securities or assets;

    - make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of, any of our voting securities;

    - form, join or in any way participate in a "group" within the meaning of Section 13 of the Securities Exchange Act of 1934 with respect to any of our voting securities; or

    - solicit or encourage any person to propose a business combination or similar transaction with, or a change in control of, the Company.

         If any party were to make a bona fide offer to purchase all of our outstanding shares, however, TRW would be entitled during the 30-day period following the offer to make a counterproposal for all of our outstanding shares on the same or better terms and conditions as provided in the third-party offer.

PROPOSALS FOR 2002 ANNUAL MEETING

         Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2002 annual meeting of shareholders must present such proposal to us at our principal office in Greensboro, North Carolina by February 19, 2002 for the proposal to be considered for inclusion in our proxy statement.

         In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder even if the proposal is not to be included in our proxy statement, our bylaws provide that the shareholder must give timely notice in writing to our corporate secretary not less than 60 nor more than 90 days prior to the date one year from the date of the immediately preceding annual meeting. As to each matter, the notice must contain a written statement of the shareholder's proposal and the reasons for submitting the proposal and additional specific information if the proposal relates to director nominations, all as stated in our bylaws. A proxy may confer discretionary authority to vote on any matter at an annual meeting if we do not receive proper notice of the matter within the time frame described above.

FINANCIAL INFORMATION

         The Company's Annual Report to Shareholders for the fiscal year ended March 31, 2001 is enclosed. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF COMMON STOCK A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001 (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS, FILED WITH THE SEC. Any such request should be directed to Doug DeLieto, the Company's Director of Investor Relations, at 7628 Thorndike Road, Greensboro, North Carolina 27409.

OTHER BUSINESS

         As of the date of this proxy statement, the Board of Directors knows of no other matter to come before the annual meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.


                                    By Order of the Board of Directors


                                    /s/ William J. Pratt

                                    William J. Pratt
                                    Chairman

Dated: June 19, 2001

                                                                      APPENDIX A

                 RF Micro Devices, Inc. Audit Committee Charter

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants, as it deems necessary to advise the committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the committee with or without the presence of management or to meet with any members of, or consultants to, the committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, changes in principles and practices and judgments made, as well as the adequacy of internal controls.

3. Review and concur in the appointment, replacement, reassignment or dismissal of the person, if any, responsible for directing the Company's internal auditing.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of each Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures and to determine the adequacy of financial reserves.

6. Recommend to the Board the appointment of the independent auditor, approve the fees to be paid and evaluate their performance. The audit firm is ultimately accountable to the Audit Committee and the Board.

7. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with applicable standards and discuss such reports with the auditor and the full Board.

8. Meet with the independent auditor prior to the audit to review the planning, staffing and coverage of the audit, including discussions of the matters required to be discussed by appropriate accounting and auditing standards of the Securities and Exchange Commission (SEC).

9. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any restrictions on the scope of activities or access to required information.

10. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

11. Review and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

12. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

13. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct auditing or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws and regulations.

                            - FOLD AND DETACH HERE -

PROXY                        RF MICRO DEVICES, INC.
                          JULY 24, 2001 ANNUAL MEETING
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RF MICRO DEVICES, INC.

    The undersigned shareholder of RF Micro Devices, Inc., a North Carolina corporation (the Company), appoints David A. Norbury and William A. Priddy, Jr., or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held at The Greensboro - High Point Marriott, One Marriott Drive, Greensboro, North Carolina on July 24, 2001 at 10:00 A.M., local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDERS WHEN INSTRUCTIONS ARE GIVEN IN ACCORDANCE WITH THE PROCEDURES DESCRIBED HEREIN AND THE ACCOMPANYING PROXY STATEMENT. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED HEREIN IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. Proposal to elect five directors of the Company for one-year term expiring in 2002.

   [ ] FOR ALL NOMINEES LISTED                    [ ] WITHHOLD AUTHORITY TO VOTE
       (except as marked to the contrary below)       FOR ALL NOMINEES

   David A. Norbury, William J. Pratt, Dr. Albert E. Paladino,
   Erik H. van der Kaay, Walter H. Wilkinson, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE FOLLOWING SPACE. IF AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE IS NOT WITHHELD, THIS PROXY WILL BE VOTED IN FAVOR OF SUCH NOMINEE.)

--------------------------------------------------------------------------------

2. Any other matter that may be submitted to a vote of shareholders at the meeting.

                            - FOLD AND DETACH HERE -

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE ACCOMPANYING PROXY STATEMENT.

                                            Dated this     day of        , 2001.
                                                      -----      --------

                                            ----------------------------- (SEAL)

                                            ----------------------------- (SEAL)

                                               [INSERT NAME AS IT APPEARS ON
                                                   SHAREHOLDER RECORDS.]

                                            PLEASE INSERT DATE OF SIGNING. SIGN
                                            EXACTLY AS NAME APPEARS AT LEFT.
                                            WHERE STOCK IS ISSUED IN TWO OR MORE
                                            NAMES, ALL MUST SIGN. IF SIGNING AS
                                            ATTORNEY, ADMINISTRATOR, EXECUTOR,
                                            TRUSTEE OR GUARDIAN, GIVE FULL TITLE
                                            AS SUCH. A CORPORATION SHOULD SIGN
                                            BY AN AUTHORIZED OFFICER AND AFFIX
                                            SEAL.

     (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.)